Exhibit 99.1

2nd Quarter 2026 // Quarter Ended June 30, 2026

EARNINGS RELEASE AND SUPPLEMENTAL OPERATING & FINANCIAL DATA

centerspace

Lyra Apartments // Centennial, CO

Earnings Release

Centerspace Reports Second Quarter 2026 Financial & Operating Results and Updates Financial Outlook Due to Disposition Activity
MINNEAPOLIS, MN, August 3, 2026 – Centerspace (NYSE: CSR) (the “Company”) announced today its financial and operating results for the three and six months ended June 30, 2026. The tables below show Net Loss, Funds from Operations (“FFO”)1, and Core FFO1, all on a per diluted share basis, for the three and six months ended June 30, 2026; Same-Store Revenues, Expenses, and Net Operating Income (“NOI”)1 over comparable periods; and Same-Store Weighted Average Occupancy, Lease Rate Growth, and Resident Retention for each of the three months ended June 30, 2026, March 31, 2026, and June 30, 2025 and the six months ended June 30, 2026 and 2025.

	Three Months Ended June 30,		Six Months Ended June 30,
Per Common Share	2026	2025	2026	2025
Net loss - diluted	$(0.07)	$(0.87)	$(0.83)	$(1.09)
FFO - diluted(1)	$1.20	$1.24	$2.27	$2.42
Core FFO - diluted(1)	$1.27	$1.28	$2.39	$2.50

	Year-Over-Year Comparison	Sequential Comparison	YTD Comparison
Same-Store Results(2)	Q2 2026 vs. Q2 2025	Q2 2026 vs. Q1 2026	2026 vs. 2025
Revenues	0.1%	1.1%	—%
Expenses	(0.1)%	(4.4)%	2.0%
NOI(1)	0.3%	4.8%	(1.3)%

	Three months ended			Six months ended
Same-Store Results(2)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Weighted Average Occupancy	96.0%	95.4%	95.9%	95.7%	95.9%
Effective New Lease Rate Growth	(0.6)%	(2.5)%	1.5%	(1.4)%	0.2%
Effective Renewal Lease Rate Growth	3.4%	2.8%	2.6%	3.2%	2.8%
Effective Blended Lease Rate Growth (3)	1.8%	—%	2.2%	1.2%	1.6%
Retention Rate	61.3%	54.0%	62.2%	58.9%	60.0%
(1)NOI, FFO, and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures refer to “Non-GAAP Financial Measures and Reconciliations” and “Non-GAAP Financial Measures and Other Terms” in the Supplemental Financial and Operating Data below.
(2)Same-store results are updated for annual composition change including acquisition, disposition, changes in held for sale classification, and repositioning activity. The current same-store results include 44 apartment communities. During the six months ended June 30, 2026, we reclassified 13 apartment communities from same-store to held for sale and disposed of one apartment community. Refer to “Non-GAAP Financial Measures and Reconciliations” in Supplemental Financial and Operating Data within.
(3)Effective blended lease rate growth is weighted by lease count.
Overview of the Second Quarter
•Disposed of an apartment community consisting of 176 homes in Denver, Colorado for an aggregate sales price of $30.0 million;
•Revenue decreased by $2.8 million or 4.0% to $65.8 million, compared to $68.5 million for the same period of the prior year, primarily due to the sale of 12 apartment communities in the prior year;

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•Same-store revenues and expenses remained relatively unchanged with a 0.3% increase in same-store NOI compared to the same period of the prior year;
•Net loss was $0.07 per diluted share, compared to net loss of $0.87 per diluted share for the same period of the prior year primarily due to impairment recognized in the prior year;
•Core FFO per diluted share decreased 0.8% to $1.27, compared to $1.28 for the same period of the prior year, primarily due to the sale of 12 apartment communities in the prior year, offset by increased NOI from non-same-store communities and decreased casualty loss; and
•Repurchased 45,310 common shares for an average of $55.54 per share.
Balance Sheet
At the end of the second quarter, Centerspace had $242.6 million of total liquidity on its balance sheet, consisting of $234.0 million available under lines of credit and cash and cash equivalents of $8.6 million.
Subsequent Events
On July 9, 2026, Centerspace completed the disposition of five apartment communities, consisting of 474 homes, located in Rapid City, South Dakota, for an aggregate sale price of $66.0 million.
On July 14, 2026, Centerspace completed the disposition of two apartment communities, consisting of 312 homes, located in Minneapolis, Minnesota, with associated commercial space and tax increment financing note receivable for an aggregate sale price of $73.8 million.
The Company expects to use the proceeds from these dispositions to paydown its line of credit and for general working capital purposes.
Updated 2026 Financial Outlook
Centerspace updated its 2026 financial outlook. The updated outlook includes the impact of expected dispositions and the deleveraging plan. For additional information, see S-17 of the Supplemental Financial and Operating Data for the quarter ended June 30, 2026 included at the end of this release. These ranges should be considered in their entirety. The table below reflects the updated outlook.

	Updated Outlook for 2026(1)
	Low	High
Net income per Share – diluted	$6.42	$6.82
Same-Store Growth
Revenue	0.00%	1.00%
Expenses	1.50%	2.50%
NOI	(1.00)%	0.00%
FFO per Share – diluted	$4.37	$4.50
Core FFO per Share – diluted	$4.58	$4.68
(1)Updated same-store outlook excludes 13 apartment communities designated as held for sale as of June 30, 2026 and one community disposed during the three months ended June 30, 2026.
Additional assumptions:
•Same-store recurring capital expenditures of $1,250 per home to $1,350 per home
•Value-add expenditures of $3.5 million to $6.0 million
•Gross proceeds from dispositions of $315.0 million to $320.0 million
•Potential special distributions to common shareholders and operating partnership unitholders of $50.0 million to $60.0 million

	Previous Outlook for 2026(1)
	Low	High
FFO per Share – diluted	$4.65	$4.92
Core FFO per Share – diluted	$4.81	$5.05
(1)Previous same-store information is not comparable due to dispositions and apartment communities designated as held for sale and accordingly is not included.

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Note: FFO, Core FFO. and NOI are non-GAAP financial measures. For more information on their usage and presentation and a reconciliation to the most comparable GAAP measure, please refer to “2026 Financial Outlook” in the Supplemental Financial and Operating Data within.
Earnings Call
Management will host a conference call to discuss those results on Tuesday, August 4, 2026, at 10:00 a.m. Eastern Time.
Interested parties may access the conference call via the following:
Live Webcast: https://events.q4inc.com/attendee/119929565
Operator Assisted Dial-In: 1-833-461-5787
Meeting ID: 119929565
Replay Details: Following the conclusion of the earnings call, a replay of the webcast will be hosted at ir.centerspacehomes.com and at https://events.q4inc.com/attendee/119929565 for one year.
Supplemental Information
Supplemental Operating and Financial Data for the quarter ended June 30, 2026 included herein (“Supplemental Information”) is available in the Investors section on Centerspace’s website at https://www.centerspacehomes.com or by calling Investor Relations at 952-401-6600. Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Financial and Operating Data, which accompanies this earnings release.
About Centerspace
Centerspace is an owner and operator of apartment communities committed to providing great homes by focusing on integrity and serving others. Founded in 1970, as of June 30, 2026, Centerspace owned 60 apartment communities consisting of 12,090 homes located in Colorado, Minnesota, Montana, Nebraska, North Dakota, South Dakota, and Utah. Centerspace was named a Top Workplace in 2026 by USA Today and for the seventh consecutive year in 2026 by the Minnesota Star Tribune. For more information, please visit www.centerspacehomes.com.
Forward-Looking Statements
Certain statements in this press release and the Supplemental Operating and Financial Data are based on the Company's current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions, or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of such words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond the Company's control and could differ materially from actual results and performance. Such risks and uncertainties are detailed from time to time in filings with the Securities and Exchange Commission (“SEC”), including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, in its subsequent quarterly reports on Form 10-Q, and in other reports the Company files with the SEC from time to time. In addition, such risks, uncertainties, and other factors include, but are not limited to, the ability of the Company to complete its proposed dispositions on a timely basis, or at all, risks that the Company's completed or proposed dispositions disrupt current plans and operations; the anticipated costs related to the Company's recently completed and proposed dispositions; the ability of the Company to realize the anticipated benefits of its recently completed and proposed dispositions and the intended use of proceeds therefrom, as well as the Company's strategic review. The Company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

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Contact Information
Investor Relations
Justin Ziegler
Phone: 952-401-6600
Email: IR@centerspacehomes.com
Marketing & Media
Kelly Weber
Phone: 952-401-6600
Email: kweber@centerspacehomes.com

4

Supplemental Financial and Operating Data
Table of Contents
June 30, 2026

CENTERSPACE
COMMON SHARE DATA (NYSE: CSR)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
High closing price	$68.89	$67.00	$67.73	$61.09	$65.22
Low closing price	$54.89	$57.05	$57.41	$53.18	$56.21
Average closing price	$63.04	$62.88	$62.84	$57.79	$61.34
Closing price at end of quarter	$56.19	$57.45	$66.72	$58.90	$60.19
Common share distributions – annualized	$3.08	$3.08	$3.08	$3.08	$3.08
Closing price dividend yield – annualized	5.5%	5.4%	4.6%	5.2%	5.1%
Closing common shares outstanding (thousands)	16,792	16,803	16,761	16,703	16,757
Closing limited partnership units outstanding (thousands)	882	901	920	963	968
Closing Series E preferred units, as converted (thousands)	1,878	1,884	1,892	1,894	1,898
Total closing common shares, limited partnership units, and Series E preferred units, as converted, outstanding (thousands)	19,552	19,588	19,573	19,560	19,623
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units and Series E preferred units, as converted (thousands)	$1,098,627	$1,125,331	$1,305,911	$1,152,084	$1,181,108

S-1

CENTERSPACE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
REVENUE	$65,782	$65,069	$66,621	$71,399	$68,549	$130,851	$135,642
EXPENSES
Property operating expenses, excluding real estate taxes	17,625	18,242	18,496	21,210	18,853	35,867	37,921
Real estate taxes	7,022	7,332	6,140	7,165	7,678	14,354	15,341
Property management expense	2,094	2,379	2,323	2,489	2,393	4,473	4,826
Casualty loss, net of recoveries	(206)	(21)	(242)	127	399	(227)	931
Depreciation and amortization	25,075	26,498	29,424	29,056	27,097	51,573	54,751
Impairment of real estate investments	—	9,700	14,500	8,676	14,543	9,700	14,543
General and administrative expenses	5,659	6,332	6,542	4,997	4,382	11,991	9,379
TOTAL EXPENSES	$57,269	$70,462	$77,183	$73,720	$75,345	$127,731	$137,692
Gain (loss) on sale of real estate and other investments	271	—	(61)	79,531	—	271	—
Operating income (loss)	8,784	(5,393)	(10,623)	77,210	(6,796)	3,391	(2,050)
Interest expense	(10,623)	(10,470)	(11,536)	(12,989)	(10,724)	(21,093)	(20,359)
Loss on extinguishment of debt	—	—	(95)	(3)	—	—	—
Interest and other income	709	890	776	1,190	735	1,599	1,443
NET INCOME (LOSS)	$(1,130)	$(14,973)	$(21,478)	$65,408	$(16,785)	$(16,103)	$(20,966)
Distributions to Series D preferred unitholders	(58)	(57)	(57)	(109)	(160)	(115)	(320)
Net (income) loss attributable to noncontrolling interest – Operating Partnership and Series E preferred units	168	2,141	3,102	(9,197)	2,483	2,309	3,126
Net income attributable to noncontrolling interests – consolidated real estate entities	—	—	—	(2,319)	(53)	—	(89)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,020)	$(12,889)	$(18,433)	$53,783	$(14,515)	$(13,909)	$(18,249)

Per Share Data - Basic
Net income (loss) per common share – basic	$(0.07)	$(0.77)	$(1.10)	$3.22	$(0.87)	$(0.83)	$(1.09)

Per Share Data - Diluted
Net income (loss) per common share – diluted	$(0.07)	$(0.77)	$(1.10)	$3.19	$(0.87)	$(0.83)	$(1.09)

S-2

CENTERSPACE
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
ASSETS
Real estate investments
Property owned	$2,261,220	$2,518,162	$2,524,020	$2,536,166	$2,422,435
Less accumulated depreciation	(605,402)	(685,769)	(660,124)	(638,217)	(612,827)
Total real estate investments	1,655,818	1,832,393	1,863,896	1,897,949	1,809,608
Cash and cash equivalents	8,560	7,555	12,833	12,896	12,378
Restricted cash	1,883	2,710	2,818	52,943	5,815
Other assets	38,993	44,928	46,620	47,516	48,072
Assets held for sale, net	135,111	—	—	86,302	137,366
TOTAL ASSETS	$1,840,365	$1,887,586	$1,926,167	$2,097,606	$2,013,239

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$51,370	$55,872	$59,247	$66,124	$56,070
Revolving lines of credit	176,000	150,429	154,925	222,500	216,030
Notes payable, net	299,608	299,594	299,579	299,564	299,550
Mortgages payable, net	513,975	565,611	566,660	622,074	595,668
Liabilities held for sale, net	1,460	—	—	420	1,029
TOTAL LIABILITIES	$1,042,413	$1,071,506	$1,080,411	$1,210,682	$1,168,347

SERIES D PREFERRED UNITS	$5,940	$5,940	$5,940	$5,940	$11,310
EQUITY
Common Shares of Beneficial Interest	1,369,753	1,370,461	1,368,834	1,366,980	1,369,376
Accumulated distributions in excess of net income	(689,530)	(675,493)	(649,678)	(618,341)	(659,266)
Accumulated other comprehensive loss	—	—	—	—	(58)
Total shareholders’ equity	$680,223	$694,968	$719,156	$748,639	$710,052
Noncontrolling interests – Operating Partnership and Series E preferred units	111,789	115,172	120,660	128,038	121,439
Noncontrolling interests – consolidated real estate entities	—	—	—	4,307	2,091
TOTAL EQUITY	$792,012	$810,140	$839,816	$880,984	$833,582
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,840,365	$1,887,586	$1,926,167	$2,097,606	$2,013,239

S-3

CENTERSPACE
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)
This release contains certain non-GAAP financial measures. The non-GAAP financial measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP financial measures, as calculated by the Company, may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP financial measures exactly as Centerspace does. The non-GAAP financial measures are defined and further explained on pages S-19 through S-23, “Non-GAAP Financial Measures and Other Terms.”
The Company provides certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or stabilized for substantially all of the periods being compared and, in the case of newly-acquired or constructed communities, have achieved a target level of physical occupancy of 90%, or re-positioned communities when they have achieved stabilized operations. Non-same store communities are communities not owned or stabilized as of the beginning of the previous year, including re-positioned communities, and excluding communities held for sale and the non-multifamily components of mixed-use properties.
On the first day of each calendar year, Centerspace determines the composition of its same-store pool for that year as well as adjusts the previous year, which allows the Company to evaluate the performance of existing apartment communities and their contribution to net operating income (“NOI”). The Company believes that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of its communities are performing year-over-year. Centerspace uses this measure to assess whether or not the Company has been successful in increasing NOI (defined and reconciled below), raising average rental revenue, renewing leases on existing residents, controlling operating costs, and making prudent capital improvements.
For the comparison of the six months ended June 30, 2026 and 2025, 44 apartment communities were same-store and three apartment communities and two apartment community were non-same-store, respectively. Communities designated as held for sale are included in “Non-same-store and held for sale.” For the six months ended June 30, 2026, 13 apartment communities were designated as held for sale and included in “Non-same-store and held for sale.” Sold communities are included in “Dispositions,” while “Other properties” includes non-multifamily properties and the non-multifamily components of mixed-use properties. During the three and six months ended June 30, 2026, the Company disposed of one apartment community consisting of 176 apartment homes. During the year ended December 31, 2025, the Company disposed of 12 apartment communities consisting of 1,511 apartment homes.

S-4

CENTERSPACE
RECONCILIATIONS OF OPERATING INCOME (LOSS) TO NET OPERATING INCOME (1)

	(dollars in thousands)
	Three Months Ended			Sequential		Year-Over-Year
	6/30/2026	3/31/2026	6/30/2025	$ Change	% Change	$ Change	% Change
Operating income (loss)	$8,784	$(5,393)	$(6,796)	$14,177	(262.9)%	$15,580	(229.3)%
Adjustments:
Property management expenses	2,094	2,379	2,393	(285)	(12.0)%	(299)	(12.5)%
Casualty loss, net of recoveries	(206)	(21)	399	(185)	881.0%	(605)	(151.6)%
Depreciation and amortization	25,075	26,498	27,097	(1,423)	(5.4)%	(2,022)	(7.5)%
Impairment of real estate investments	—	9,700	14,543	(9,700)	(100.0)%	(14,543)	(100.0)%
General and administrative expenses	5,659	6,332	4,382	(673)	(10.6)%	1,277	29.1%
Gain on sale of real estate and other investments	(271)	—	—	(271)	N/A	(271)	N/A
Net operating income(1)	$41,135	$39,495	$42,018	$1,640	4.2%	$(883)	(2.1)%

Revenue
Same-store	$49,996	$49,430	$49,931	$566	1.1%	$65	0.1%
Non-same-store and held for sale	14,212	13,925	9,909	287	*	4,303	*
Other properties	917	911	779	6	0.7%	138	17.7%
Dispositions	657	803	7,930	(146)	*	(7,273)	*
Total	65,782	65,069	68,549	713	1.1%	(2,767)	(4.0)%

Property operating expenses, including real estate taxes
Same-store	18,790	19,647	18,809	(857)	(4.4)%	(19)	(0.1)%
Non-same-store and held for sale	5,190	5,275	3,797	(85)	*	1,393	*
Other properties	295	302	237	(7)	(2.3)%	58	24.5%
Dispositions	372	350	3,688	22	*	(3,316)	*
Total	24,647	25,574	26,531	(927)	(3.6)%	(1,884)	(7.1)%

Net operating income(1)
Same-store	31,206	29,783	31,122	1,423	4.8%	84	0.3%
Non-same-store and held for sale	9,022	8,650	6,112	372	*	2,910	*
Other properties	622	609	542	13	2.1%	80	14.8%
Dispositions	285	453	4,242	(168)	*	(3,957)	*
Total	$41,135	$39,495	$42,018	$1,640	4.2%	$(883)	(2.1)%

(1)Net operating income is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information. Non-GAAP financial measures should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.
* Not a meaningful percentage.

S-5

	(dollars in thousands)
	Six Months Ended June 30,
	2026	2025	$ Change	% Change
Operating income (loss)	$3,391	$(2,050)	$5,441	(265.4)%
Adjustments:
Property management expenses	4,473	4,826	(353)	(7.3)%
Casualty loss, net of recoveries	(227)	931	(1,158)	(124.4)%
Depreciation and amortization	51,573	54,751	(3,178)	(5.8)%
Impairment of real estate investments	9,700	14,543	(4,843)	(33.3)%
General and administrative expenses	11,991	9,379	2,612	27.8%
Gain on sale of real estate and other investments	(271)	—	(271)	N/A
Net operating income(1)	$80,630	$82,380	$(1,750)	(2.1)%

Revenue
Same-store	$99,426	$99,464	$(38)	—%
Non-same-store and held for sale	28,137	18,823	9,314	*
Other properties	1,828	1,580	248	15.7%
Dispositions	1,460	15,775	(14,315)	*
Total	130,851	135,642	(4,791)	(3.5)%

Property operating expenses, including real estate taxes
Same-store	38,437	37,685	752	2.0%
Non-same-store and held for sale	10,467	7,617	2,850	*
Other properties	596	564	32	5.7%
Dispositions	721	7,396	(6,675)	*
Total	50,221	53,262	(3,041)	(5.7)%

Net operating income(1)
Same-store	60,989	61,779	(790)	(1.3)%
Non-same-store and held for sale	17,670	11,206	6,464	*
Other properties	1,232	1,016	216	21.3%
Dispositions	739	8,379	(7,640)	*
Total	$80,630	$82,380	$(1,750)	(2.1)%

(1)Net operating income is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information. Non-GAAP financial measures should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.
* Not a meaningful percentage.

S-6

CENTERSPACE
RECONCILIATIONS OF SAME-STORE CONTROLLABLE EXPENSES TO TOTAL PROPERTY OPERATING EXPENSES, INCLUDING REAL ESTATE TAXES (1)

	(dollars in thousands)
	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Same-store controllable expenses
On-site compensation(2)	$5,096	$5,053	$43	0.9%	$10,037	$9,996	$41	0.4%
Repairs and maintenance(3)	2,612	2,731	(119)	(4.4)%	5,019	4,871	148	3.0%
Utilities	2,625	2,571	54	2.1%	6,066	5,883	183	3.1%
Administrative and marketing	1,282	1,237	45	3.6%	2,616	2,323	293	12.6%
Total	$11,615	$11,592	$23	0.2%	$23,738	$23,073	$665	2.9%

Same-store non-controllable expenses
Real estate taxes	$5,361	$5,553	$(192)	(3.5)%	$10,989	$11,150	$(161)	(1.4)%
Insurance	1,814	1,664	150	9.0%	3,710	3,462	248	7.2%
Total	$7,175	$7,217	$(42)	(0.6)%	$14,699	$14,612	$87	0.6%
Total property operating expenses, including real estate taxes - same-store	$18,790	$18,809	$(19)	(0.1)%	$38,437	$37,685	$752	2.0%

Property operating expenses, including real estate taxes - non-same-store and held for sale	$5,190	$3,797	$1,393	*	$10,467	$7,617	$2,850	*
Property operating expenses, including real estate taxes - other properties	295	237	58	24.5%	596	564	32	5.7%
Property operating expenses, including real estate taxes - dispositions	372	3,688	(3,316)	*	721	7,396	(6,675)	*
Total property operating expenses, including real estate taxes	$24,647	$26,531	$(1,884)	(7.1)%	$50,221	$53,262	$(3,041)	(5.7)%

(1)Same-store controllable expenses is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)On-site compensation for administration, leasing, and maintenance personnel.
(3)Includes turnover expense.
* Not a meaningful percentage.

S-7

CENTERSPACE
RECONCILIATIONS OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS AND CORE FUNDS FROM OPERATIONS (1)

	(in thousands, except per share amounts)
	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Funds from Operations(1)
Net income (loss) available to common shareholders	$(1,020)	$(12,889)	$(18,433)	$53,783	$(14,515)	$(13,909)	$(18,249)
Adjustments:
Noncontrolling interests – Operating Partnership and Series E preferred units	(168)	(2,141)	(3,102)	9,197	(2,483)	(2,309)	(3,126)
Depreciation and amortization	25,075	26,498	29,424	29,056	27,097	51,573	54,751
Less depreciation – non real estate	(67)	(67)	(83)	(85)	(84)	(134)	(167)
Less depreciation – partially owned entities	—	—	—	—	(21)	—	(43)
Impairment of real estate investments	—	9,700	14,500	8,676	14,543	9,700	14,543
(Gain) loss on sale of real estate	(271)	—	61	(79,531)	—	(271)	—
Less gain on sale of real estate - partially owned entities	—	—	1	2,251	—	—	—
Add loss on sale of non real estate assets	—	—	(50)	—	—	—	—
FFO applicable to common shares and Units	$23,549	$21,101	$22,318	$23,347	$24,537	$44,650	$47,709

Adjustments to Core FFO(1):
Non-cash casualty loss (recovery)	(65)	(193)	229	(123)	149	(258)	431
Loss on extinguishment of debt	—	—	95	3	—	—	—
Interest rate swap amortization	—	—	—	58	174	—	349
Amortization of assumed debt	489	365	593	530	418	854	835
Severance and related costs	880	—	—	—	—	880	—
Legal and other costs related to strategic review	127	977	1,336	—	—	1,104	—
Other miscellaneous items(2)	—	(209)	(4)	(455)	19	(209)	(48)
Core FFO applicable to common shares and Units	$24,980	$22,041	$24,567	$23,360	$25,297	$47,021	$49,276

FFO applicable to common shares and Units	$23,549	$21,101	$22,318	$23,347	$24,537	$44,650	$47,709
Distributions to Series D preferred unitholders	58	57	57	109	160	115	320
FFO applicable to common shares and Units - diluted	$23,607	$21,158	$22,375	$23,456	$24,697	$44,765	$48,029

Core FFO applicable to common shares and Units	$24,980	$22,041	$24,567	$23,360	$25,297	$47,021	$49,276
Distributions to Series D preferred unitholders	58	57	57	109	160	115	320
Core FFO applicable to common shares and Units - diluted	$25,038	$22,098	$24,624	$23,469	$25,457	$47,136	$49,596

Per Share Data
Net income (loss) per share and Unit - diluted	$(0.07)	$(0.77)	$(1.10)	$3.19	$(0.87)	$(0.83)	$(1.09)
FFO per share and Unit - diluted(1)	$1.20	$1.07	$1.14	$1.19	$1.24	$2.27	$2.42
Core FFO per share and Unit - diluted(1)	$1.27	$1.12	$1.25	$1.19	$1.28	$2.39	$2.50

Weighted average shares - basic for net income (loss)	16,810	16,775	16,719	16,726	16,741	16,792	16,734
Effect of operating partnership Units for net income, FFO and Core FFO	895	914	948	966	971	905	975
Effect of Series D preferred units for net income, FFO and Core FFO	82	82	82	155	228	82	228
Effect of Series E preferred units for net income, FFO and Core FFO	1,883	1,892	1,894	1,898	1,905	1,888	1,906
Effect of dilutive restricted stock units and stock options for net income, FFO and Core FFO	29	29	56	26	25	29	25
Weighted average shares and Units for net income, FFO and Core FFO - diluted	19,699	19,692	19,699	19,771	19,870	19,696	19,868

(1)Funds from operations and Core funds from operations are non-GAAP measures. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Consists of (gain) loss on investments.

S-8

CENTERSPACE
RECONCILIATIONS OF NET INCOME (LOSS) AVAILABLE TO CONTROLLING INTERESTS
TO ADJUSTED EBITDA(1)

	(in thousands)
	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Adjusted EBITDA
Net income (loss) attributable to controlling interests	$(1,020)	$(12,889)	$(18,433)	$53,783	$(14,515)	$(13,909)	$(18,249)
Adjustments:
Distributions to Series D preferred unitholders	58	57	57	109	160	115	320
Noncontrolling interests – Operating Partnership and Series E preferred units	(168)	(2,141)	(3,102)	9,197	(2,483)	(2,309)	(3,126)
Income (loss) before noncontrolling interests – Operating Partnership and Series E preferred units	$(1,130)	$(14,973)	$(21,478)	$63,089	$(16,838)	$(16,103)	$(21,055)
Adjustments:
Interest expense	10,623	10,470	11,537	12,989	10,719	21,093	20,341
Loss on extinguishment of debt	—	—	95	3	—	—	—
Depreciation and amortization related to real estate investments	25,075	26,498	29,424	29,056	27,076	51,573	54,708
Impairment of real estate investments	—	9,700	14,500	8,676	14,543	9,700	14,543
Non-cash casualty loss (recovery)	(65)	(193)	229	(123)	149	(258)	431
Interest income	(658)	(644)	(757)	(724)	(729)	(1,302)	(1,345)
(Gain) loss on sale of real estate	(271)	—	12	(77,280)	—	(271)	—
Severance related costs	880	—	—	—	—	880	—
Legal and other costs related to strategic review	127	977	1,336	—	—	1,104	—
Other miscellaneous items(2)	—	(209)	(4)	(455)	19	(209)	(48)
Adjusted EBITDA	$34,581	$31,626	$34,894	$35,231	$34,939	$66,207	$67,575

(1)Adjusted EBITDA is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Consists of (gain) loss on investments and one-time professional fees.

S-9

CENTERSPACE
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
by Expiration

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(1)
2026 (remainder)	$—	$—	$—	$—	—%	—%
2027	46,330	—	—	46,330	4.5%	3.47%
2028	60,000	50,000	176,000	286,000	28.0%	4.19%
2029	19,198	75,000	—	94,198	9.2%	3.94%
2030	—	85,000	—	85,000	8.3%	2.62%
Thereafter	419,619	90,000	—	509,619	50.0%	3.45%
Subtotal	545,147	300,000	176,000	1,021,147	100.0%	3.63%
Premiums and discounts, net	(28,533)	—	—	(28,533)
Deferred financing costs, net	(2,639)	(392)	—	(3,031)
Total debt	$513,975	$299,608	$176,000	$989,583

(1)Weighted average interest rate of debt that matures during the year.

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Debt Balances Outstanding
Secured fixed rate - mortgages payable - other	$346,297	$398,567	$400,134	$455,934	$406,412
Secured fixed rate - mortgages payable - Fannie Mae credit facility	198,850	198,850	198,850	198,850	198,850
Unsecured variable rate line of credit	176,000	150,429	154,925	222,500	216,030
Unsecured senior notes	300,000	300,000	300,000	300,000	300,000
Subtotal(1)	$1,021,147	$1,047,846	$1,053,909	$1,177,284	$1,121,292
Premiums and discounts, net	(28,533)	(29,023)	(29,387)	(29,763)	(6,661)
Deferred financing costs, net	(3,031)	(3,189)	(3,358)	(3,383)	(3,383)
Debt total	$989,583	$1,015,634	$1,021,164	$1,144,138	$1,111,248

Weighted average interest rates
Mortgages payable - other rate	3.94%	3.88%	3.88%	3.87%	4.03%
Mortgages payable - Fannie Mae credit facility rate	2.78%	2.78%	2.78%	2.78%	2.78%
Lines of credit rate(2)	4.87%	4.88%	5.12%	5.51%	5.75%
Unsecured senior notes rate	3.12%	3.12%	3.12%	3.12%	3.12%
Total debt	3.63%	3.60%	3.64%	3.80%	3.90%

(1)Excludes premiums, discounts, and deferred financing costs.
(2)Interest rate excludes any unused facility fees and amounts reclassified from accumulated other comprehensive income (loss) into interest expense from terminated interest rate swaps, as shown in the table below.

	Three Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Reclassified from Accumulated OCI into interest expense	$—	$—	$—	$58	$174

S-10

CENTERSPACE
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Equity Capitalization
Common shares outstanding	16,792	16,803	16,761	16,703	16,757
Operating partnership units outstanding	882	901	920	963	968
Series E preferred units (as converted)	1,878	1,884	1,892	1,894	1,898
Total common shares, Units, and Series E preferred units, as converted, outstanding	19,552	19,588	19,573	19,560	19,623
Market price per common share (closing price at end of period)	$56.19	$57.45	$66.72	$58.90	$60.19
Equity capitalization-common shares and Units	$1,098,627	$1,125,331	$1,305,911	$1,152,084	$1,181,108

Series D preferred units	$5,940	$5,940	$5,940	$5,940	$11,310

Debt Capitalization
Total debt(1)	$1,021,147	$1,047,846	$1,053,909	$1,177,284	$1,121,292
Total market capitalization	$2,125,714	$2,179,117	$2,365,760	$2,335,308	$2,313,710

Total debt to total market capitalization(2)	48.0%	48.1%	44.5%	50.4%	48.5%

(1)Excludes deferred financing costs and debt premiums and discounts.
(2)Total debt to total market capitalization is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.

	Three Months Ended										Six Months Ended
	6/30/2026		3/31/2026		12/31/2025		9/30/2025		6/30/2025		6/30/2026		6/30/2025
Debt service coverage ratio(1)	2.86	x	2.63	x	2.59	x	2.35	x	2.78	x	2.74	x	2.80	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization(1)	2.84	x	2.62	x	2.58	x	2.33	x	2.74	x	2.73	x	2.77	x
Net debt/Adjusted EBITDA(1)	7.32	x	8.22	x	7.46	x	7.90	x	7.93	x	7.65	x	8.21	x
Net debt and preferred equity/Adjusted EBITDA(1)	7.36	x	8.27	x	7.50	x	7.94	x	8.02	x	7.69	x	8.29	x

Distribution Data
Common shares and Units outstanding at record date (in thousands)	17,685		17,692		17,679		17,662		17,717		17,685		17,717
Total common distribution declared (in thousands)	$13,618		$13,624		$13,613		$13,600		$13,642		$27,242		$27,275
Common distribution per share and Unit	$0.77		$0.77		$0.77		$0.77		$0.77		$1.54		$1.54
Payout ratio (FFO per share and Unit basis)
Payout ratio (Core FFO per diluted share and unit basis)(1)	60.6%		68.8%		61.6%		64.7%		60.2%		64.4%		61.6%

(1)Debt service coverage ratio, adjusted EBITDA divided by interest expense plus preferred distributions and principal amortization, net debt divided by adjusted EBITDA, net debt and preferred equity divided by adjusted EBITDA, and payout ratio are non-GAAP financial measures. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.

S-11

CENTERSPACE
SAME-STORE SECOND QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI(3)
Regions		Q2 2026	Q2 2025	% Change	Q2 2026	Q2 2025	% Change	Q2 2026	Q2 2025	% Change
Denver, CO	1,801	$10,935	$11,585	(5.6)%	$4,133	$4,351	(5.0)%	$6,802	$7,234	(6.0)%
Minneapolis, MN	3,433	18,141	17,780	2.0%	7,053	6,964	1.3%	11,088	10,816	2.5%
Boulder/Ft. Collins, CO	559	3,367	3,472	(3.0)%	1,174	1,162	1.0%	2,193	2,310	(5.1)%
North Dakota(1)	865	3,969	3,754	5.7%	1,404	1,378	1.9%	2,565	2,376	8.0%
Omaha, NE	872	3,861	3,771	2.4%	1,483	1,499	(1.1)%	2,378	2,272	4.7%
Rochester, MN	1,129	6,369	6,271	1.6%	2,409	2,319	3.9%	3,960	3,952	0.2%
Other Mountain West(2)	748	3,354	3,298	1.7%	1,134	1,136	(0.2)%	2,220	2,162	2.7%
Same-Store Total(5)	9,407	$49,996	$49,931	0.1%	$18,790	$18,809	(0.1)%	$31,206	$31,122	0.3%

	% of NOI	Weighted Average Occupancy (4)			Average Monthly Rental Rate (4)			Average Monthly Revenue per Occupied Home (4)
Regions		Q2 2026	Q2 2025	Growth	Q2 2026	Q2 2025	% Change	Q2 2026	Q2 2025	% Change
Denver, CO	21.8%	94.6%	93.9%	0.7%	$1,962	$2,000	(1.9)%	$2,140	$2,284	(6.3)%
Minneapolis, MN	35.6%	96.7%	96.8%	(0.1)%	1,611	1,581	1.9%	1,822	1,785	2.1%
Boulder/Ft. Collins, CO	7.0%	95.7%	95.6%	0.1%	1,921	1,902	1.0%	2,097	2,167	(3.2)%
North Dakota(1)	8.2%	97.0%	96.9%	0.1%	1,409	1,339	5.2%	1,577	1,498	5.3%
Omaha, NE	7.6%	94.6%	94.2%	0.4%	1,428	1,393	2.5%	1,561	1,530	2.0%
Rochester, MN	12.7%	97.4%	97.6%	(0.2)%	1,814	1,779	2.0%	1,930	1,896	1.8%
Other Mountain West(2)	7.1%	95.1%	96.5%	(1.4)%	1,390	1,364	1.9%	1,572	1,524	3.1%
Same-Store Total(5)	100.0%	96.0%	95.9%	0.1%	$1,668	$1,647	1.3%	$1,846	$1,845	0.1%

(1)Includes apartment communities in Grand Forks, North Dakota.
(2)Includes apartment communities in Billings, Montana.
(3)NOI is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(4)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.
(5)Same-store comparisons exclude 13 communities designated as held for sale.

S-12

CENTERSPACE
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI(3)
Regions		Q2 2026	Q1 2026	% Change	Q2 2026	Q1 2026	% Change	Q2 2026	Q1 2026	% Change
Denver, CO	1,801	$10,935	$11,110	(1.6)%	$4,133	$4,308	(4.1)%	$6,802	$6,802	—%
Minneapolis, MN	3,433	18,141	17,788	2.0%	7,053	7,510	(6.1)%	11,088	10,278	7.9%
Boulder/Ft. Collins, CO	559	3,367	3,384	(0.5)%	1,174	1,242	(5.5)%	2,193	2,142	2.4%
North Dakota(1)	865	3,969	3,832	3.6%	1,404	1,667	(15.8)%	2,565	2,165	18.5%
Omaha, NE	872	3,861	3,884	(0.6)%	1,483	1,336	11.0%	2,378	2,548	(6.7)%
Rochester, MN	1,129	6,369	6,180	3.1%	2,409	2,457	(2.0)%	3,960	3,723	6.4%
Other Mountain West(2)	748	3,354	3,252	3.1%	1,134	1,127	0.6%	2,220	2,125	4.5%
Same-Store Total(5)	9,407	$49,996	$49,430	1.1%	$18,790	$19,647	(4.4)%	$31,206	$29,783	4.8%

	% of NOI	Weighted Average Occupancy (4)			Average Monthly Rental Rate (4)			Average Monthly Revenue per Occupied Home (4)
Regions		Q2 2026	Q1 2026	Growth	Q2 2026	Q1 2026	% Change	Q2 2026	Q1 2026	% Change
Denver, CO	21.8%	94.6%	93.8%	0.8%	$1,962	$1,973	(0.6)%	$2,140	$2,193	(2.4)%
Minneapolis, MN	35.6%	96.7%	96.1%	0.6%	1,611	1,605	0.4%	1,822	1,798	1.3%
Boulder/Ft. Collins, CO	7.0%	95.7%	95.4%	0.3%	1,921	1,913	0.4%	2,097	2,114	(0.8)%
North Dakota(1)	8.2%	97.0%	96.1%	0.9%	1,409	1,399	0.7%	1,577	1,537	2.6%
Omaha, NE	7.6%	94.6%	95.5%	(0.9)%	1,428	1,427	0.1%	1,561	1,554	0.5%
Rochester, MN	12.7%	97.4%	97.0%	0.4%	1,814	1,806	0.4%	1,930	1,881	2.6%
Other Mountain West(2)	7.1%	95.1%	93.9%	1.2%	1,390	1,382	0.6%	1,572	1,543	1.9%
Same-Store Total(5)	100.0%	96.0%	95.4%	0.6%	$1,668	$1,665	0.2%	$1,846	$1,835	0.6%

(1)Includes apartment communities in Grand Forks, North Dakota.
(2)Includes apartment communities in Billings, Montana.
(3)NOI is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(4)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.
(5)Same-store comparisons exclude 13 communities designated as held for sale.

S-13

CENTERSPACE
SAME-STORE YEAR TO DATE COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI(3)
Regions		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Denver, CO	1,801	$22,045	$23,243	(5.2)%	$8,441	$8,720	(3.2)%	$13,604	$14,523	(6.3)%
Minneapolis, MN	3,433	35,929	35,341	1.7%	14,563	14,186	2.7%	21,366	21,155	1.0%
Boulder/Ft. Collins, CO	559	6,751	6,933	(2.6)%	2,416	2,212	9.2%	4,335	4,721	(8.2)%
North Dakota(1)	865	7,801	7,420	5.1%	3,071	2,984	2.9%	4,730	4,436	6.6%
Omaha, NE	872	7,745	7,522	3.0%	2,819	2,917	(3.4)%	4,926	4,605	7.0%
Rochester, MN	1,129	12,549	12,414	1.1%	4,866	4,513	7.8%	7,683	7,901	(2.8)%
Other Mountain West(2)	748	6,606	6,591	0.2%	2,261	2,153	5.0%	4,345	4,438	(2.1)%
Same-Store Total(5)	9,407	$99,426	$99,464	—%	$38,437	$37,685	2.0%	$60,989	$61,779	(1.3)%

	% of NOI	Weighted Average Occupancy (4)			Average Monthly Rental Rate (4)			Average Monthly Revenue per Occupied Home (4)
Regions		2026	2025	Growth	2026	2025	% Change	2026	2025	% Change
Denver, CO	22.3%	94.2%	94.3%	(0.1)%	$1,968	$2,008	(2.0)%	$2,166	$2,281	(5.0)%
Minneapolis, MN	35.0%	96.4%	96.5%	(0.1)%	1,608	1,577	2.0%	1,810	1,778	1.8%
Boulder/Ft. Collins, CO	7.1%	95.6%	95.9%	(0.3)%	1,917	1,906	0.6%	2,106	2,156	(2.3)%
North Dakota(1)	7.8%	96.5%	97.6%	(1.1)%	1,404	1,322	6.2%	1,557	1,470	5.9%
Omaha, NE	8.1%	95.0%	94.2%	0.8%	1,427	1,386	3.0%	1,558	1,527	2.0%
Rochester, MN	12.6%	97.2%	97.1%	0.1%	1,810	1,771	2.2%	1,906	1,887	1.0%
Other Mountain West(2)	7.1%	94.5%	96.4%	(1.9)%	1,386	1,360	1.9%	1,557	1,523	2.2%
Same-Store Total(5)	100.0%	95.7%	95.9%	(0.2)%	$1,666	$1,644	1.3%	$1,840	$1,838	0.1%

(1)Includes apartment communities in Grand Forks, North Dakota.
(2)Includes apartment communities in Billings, Montana.
(3)NOI is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(4)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.
(5)Same-store comparisons exclude 13 communities designated as held for sale.

S-14

CENTERSPACE
PORTFOLIO SUMMARY(1)

	As of and for the Three Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Number of Apartment Homes at Period End
Same-Store	9,407	11,214	11,084	11,084	11,084
Non-Same-Store and Held for Sale(2)	2,683	1,049	1,178	1,178	758
All Communities(2)	12,090	12,263	12,262	12,262	11,842

Average Monthly Rental Rate(3)
Same-Store	$1,668	$1,643	$1,639	$1,629	$1,621
Non-Same-Store and Held for Sale(2)	1,662	1,848	1,842	1,858	1,731
All Communities(2)	$1,666	$1,660	$1,658	$1,649	$1,625

Average Monthly Revenue per Occupied Apartment Home(3)
Same-Store	$1,846	$1,813	$1,818	$1,823	$1,818
Non-Same-Store and Held for Sale(2)	1,840	2,058	2,080	2,090	1,951
All Communities(2)	$1,844	$1,834	$1,843	$1,846	$1,844

Weighted Average Occupancy(3)
Same-Store	96.0%	95.4%	95.3%	95.8%	96.1%
Non-Same-Store and Held for Sale(2)	95.9%	92.0%	89.7%	87.5%	85.9%
All Communities(2)	96.0%	95.1%	94.7%	95.0%	94.5%

Property Operating Expenses, including Real Estate Taxes as a % of Scheduled Rent(3)
Same-Store	39.9%	41.5%	38.3%	41.6%	40.6%
Non-Same-Store and Held for Sale(2)	38.8%	40.7%	39.3%	42.6%	44.0%
All Communities(2)	39.7%	41.4%	38.4%	41.7%	40.8%

Capital Expenditures
Total Recurring Capital Expenditures(3) per Apartment Home – Same-Store	$303	$198	$269	$350	$370

(1)Previously reported amounts are not revised for changes in the composition of the same-store properties pool.
(2)Includes apartment communities classified as held for sale as of June 30, 2026 and excludes apartment communities classified as held for sale as of September 30, 2025, and June 30, 2025.
(3)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-15

CENTERSPACE
CAPITAL EXPENDITURES
(dollars in thousands, except per home amounts)

	Three Months Ended		Six Months Ended
Capital Expenditures	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Total Same-Store Apartment Homes	9,407	9,406	9,407	9,406
All Properties - Weighted Average Apartment Homes(3)	12,262	13,132	12,264	13,072

Same-Store
Building - Exterior	$667	$1,218	$935	$1,340
Building - Interior	23	13	97	149
Mechanical, Electrical, & Plumbing	595	526	1,157	874
Furniture & Equipment	90	195	153	212
Landscaping & Grounds	215	139	266	221
Turnover Replacements	817	665	1,524	1,303
Work in progress - net change	448	281	518	460
Recurring Capital Expenditures(1) - Same-Store	$2,855	$3,037	$4,650	$4,559
Recurring Capital Expenditures(1) per Apartment Home - Same-Store	$303	$323	$494	$485

Recurring Capital Expenditures(1) - All Properties	$3,562	$5,105	$5,731	$7,323
Recurring Capital Expenditures(1) per Weighted Average Apartment Home - All Properties	$290	$389	$467	$560

Value Add(1)
Same-Store
Interior - Units	$42	$642	$36	$1,019
Common Areas and Exteriors	1,162	546	2,672	1,675
Work in Progress - net change	647	1,309	131	348
Total Value Add - Same Store	$1,851	$2,497	$2,839	$3,042

All Properties
Interior - Units	$42	$1,557	$36	$2,341
Common Areas and Exteriors	1,497	983	3,213	2,437
Work in Progress - net change	438	1,320	(30)	171
Total Value Add - All Properties	$1,977	$3,860	$3,219	$4,949

Total Same-Store Capital Spend(2)
Capital Spend - Same-Store(2)	$4,706	$5,534	$7,489	$7,601
Capital Spend per Apartment Home - Same-Store(2)	$500	$588	$796	$808

Acquisition and Other Capital Expenditures(1)
All Properties	$2,548	$2,091	$3,993	$2,655

Total Capital Spend
Total Capital Spend - All Properties	$8,087	$11,056	$12,943	$14,927
Total Capital Spend per Weighted Average Apartment Home - All Properties	$660	$842	$1,055	$1,142

(1)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.
(2)Includes value-add and excludes acquisition and other capital expenditures on same-store communities.
(3)Includes all properties, including held for sale and dispositions.

S-16

CENTERSPACE
2026 Revised Financial Outlook
(in thousands, except per share and per home amounts)
Centerspace updated its financial outlook for 2026 in the table below. The updated outlook includes the impact of expected dispositions and the deleveraging plan.

		2026 Updated Outlook Range(1)
	Six Months Ended	Low	High
	June 30, 2026	Amount	Amount
Same-store growth(2)
Revenue	$99,426	0.00%	1.00%

Controllable expenses	23,738	0.50%	1.50%
Non-controllable expenses	14,699	3.50%	4.50%
Total Expenses	$38,437	1.50%	2.50%
Same-store NOI(3)	$60,989	(1.00)%	0.00%

Components of NOI(3)
Same-store	$60,989	$122,600	$123,900
Non-same-store and held for sale	17,670	27,150	27,350
Other properties	1,232	2,200	2,300
Dispositions	739	—	—
Total NOI(2)(3)	$80,630	$151,950	$153,550

Other operating income and expenses
General and administrative and property management	(16,464)	(30,950)	(30,300)
Casualty loss, net of recoveries	227	(650)	(550)
Non-real estate depreciation and amortization	(134)	(300)	(250)
Loss on sale of non real estate assets	—	(179)	(184)
Total other operating income and expenses	$(16,371)	$(32,079)	$(31,284)

Interest expense	$(21,093)	(37,700)	(37,600)
Interest and other income	1,599	3,800	4,100
FFO applicable to common shares and Units - diluted(3)	$44,765	$85,971	$88,766

Non-core income and expenses
Non-cash casualty loss (recovery)	$(258)	$250	$150
Amortization of assumed debt	854	1,284	1,284
Severance and related costs	880	1,050	1,000
Legal and other costs related to strategic review	1,104	1,600	1,100
Other miscellaneous items	(209)	(71)	(16)
Total non-core income and expenses	$2,371	$4,113	$3,518
Core FFO applicable to common shares and Units - diluted(3)	$47,136	$90,084	$92,284

Net loss per share - diluted	$(0.83)	$6.42	$6.82
FFO per diluted share(3)	$2.27	$4.37	$4.50
Core FFO per diluted share(3)	$2.39	$4.58	$4.68
Weighted average shares outstanding - diluted	19,696	19,690	19,715

Additional Assumptions
Same-store recurring capital expenditures (per home)	$494	$1,250	$1,350
Value-add expenditures	$3,219	$3,500	$6,000
Gross proceeds from dispositions	$30,000	$315,000	$320,000
Potential special distributions to common shares and operating partnership units	$—	$50,000	$60,000
(1)Updated same-store pool as a result of the disposition of one community during the three months ended June 30, 2026 and 13 apartment communities designated as held for sale as of June 30, 2026.
(2)Updated outlook range has new same-store pool which excludes apartment communities designated as held for sale or disposed and includes expected impact of dispositions and deleveraging.
(3)NOI, FFO, and Core FFO are non-GAAP financial measures. For more information on their usage, components, and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" in the Supplemental Financial and Operating Data" above and pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.

S-17

Reconciliations of Net Income (Loss) Available to Common Shareholders to FFO and Core FFO
The outlook and projections provided below are based on current expectations and are forward-looking statements under applicable U.S. federal securities laws.

		Updated Outlook(2)
	Six Months Ended	12 Months Ended
	June 30, 2026	December 31, 2026
	Actual	Low	High
Net loss available to common shareholders	$(13,909)	$129,226	$136,331
Noncontrolling interests - Operating Partnership and Series E preferred units	(2,309)	(2,795)	(1,950)
Depreciation and amortization	51,573	96,590	96,390
Less depreciation - non real estate	(134)	(300)	(250)
Impairment of real estate investments	9,700	9,700	9,700
Gain on sale of real estate	(271)	(146,500)	(151,500)
Loss on sale of non real estate assets	—	(179)	(184)
Distributions to Series D preferred unitholders	115	229	229
FFO applicable to common shares and Units - diluted(1)	$44,765	$85,971	$88,766

Adjustments to Core FFO:
Non-cash casualty loss (recovery)	(258)	250	150
Amortization of assumed debt	854	1,284	1,284
Severance and related costs	880	1,050	1,000
Legal and other costs related to strategic review	1,104	1,600	1,100
Other miscellaneous items	(209)	(71)	(16)
Core FFO applicable to common shares and Units - diluted(1)	$47,136	$90,084	$92,284

Net loss per share - diluted	$(0.83)	$6.42	$6.82
FFO per share - diluted	$2.27	$4.37	$4.50
Core FFO per share - diluted	$2.39	$4.58	$4.68
(1)FFO and Core FFO are non-GAAP financial measures. For more information on their usage, components, and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" in the Supplemental Financial and Operating Data" above and pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Updated outlook range has new same-store pool which excludes apartment communities designated as held for sale or disposed and includes expected impact of dispositions and deleveraging.
Reconciliations of Operating Income to Net Operating Income
The outlook and projections provided below are based on current expectations and are forward-looking statements under applicable U.S. federal securities laws.

		Updated Outlook(2)
	Six Months Ended	12 Months Ended
	June 30, 2026	December 31, 2026
	Actual	Low	High
Operating income	$3,391	$160,560	$168,110
Adjustments:
General and administrative and property management expenses	16,464	30,950	30,300
Casualty loss, net of recoveries	(227)	650	550
Depreciation and amortization	51,573	96,590	96,390
Impairment of real estate investments	9,700	9,700	9,700
Gain on sale of real estate and other assets	(271)	(146,500)	(151,500)
Net operating income(1)	$80,630	$151,950	$153,550
(1)NOI is a non-GAAP financial measure. For more information on its usage, components, and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" in the Supplemental Financial and Operating Data" above and pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Updated outlook range has new same-store pool which excludes apartment communities designated as held for sale or disposed and includes expected impact of dispositions and deleveraging.

S-18

CENTERSPACE
NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
Acquisition and Other Capital Expenditures
Acquisition and other non-routine capital expenditures represent capital additions contemplated in the underwriting at recently acquired communities. These amounts are considered when determining expected returns. Other capital expenditures includes casualty and other non-routine capital items including, but not limited to, tenant improvements, real estate special assessments, and capital expenditures incurred to dispose of properties. Casualty represents capitalized costs incurred in connection with the restoration of an apartment community after a casualty event.
Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, gain/loss from involuntary conversion; and other non-routine items or items not considered core to business operations. The Company considers Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, financing costs, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP.
Average Monthly Rental Rate
Average monthly rental rate is scheduled rent divided by the total number of apartment homes.
Average Monthly Revenue per Occupied Home
Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.
Debt Service Coverage Ratio
Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization. This term is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within this Non-GAAP Financial Measures and Other Terms section.

	As of and for the
	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Adjusted EBITDA	$34,581	$31,626	$34,894	$35,231	$34,939	$66,207	$67,575

Interest Expense	10,623	10,470	11,537	12,989	10,719	21,093	20,341
Principal Amortization	1,488	1,567	1,939	2,000	1,853	3,055	3,759
Total Interest Expense and Principal Amortization	12,111	12,037	13,476	14,989	12,572	24,148	24,100
Distributions paid to Series D preferred unitholders	58	57	57	109	160	115	320
Total Interest Expense, Principal Amortization, and preferred distributions	12,169	12,094	13,533	15,098	12,732	24,263	24,420

Debt Service Coverage Ratio	2.86	2.63	2.59	2.35	2.78	2.74	2.80

Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	2.84	2.62	2.58	2.33	2.74	2.73	2.77
Effective Blended Lease Rate Growth
Effective blended lease rate growth is the weighted average of effective new lease rate growth and effective renewal lease rate growth within the given timeframe.
Effective New Lease Rate Growth
Effective new lease rate growth is the growth in gross rents after the effect of leasing concessions for new leases that became effective within the given timeframe as compared to the prior lease.

S-19

Effective Renewal Lease Rate Growth
Effective renewal lease rate growth is the growth in gross rents after the effect of leasing concessions for renewal leases that became effective within the given timeframe as compared to the prior lease.
Funds From Operations and Core Funds From Operations
The Company believes that FFO, which is a non-GAAP financial measure used as a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding its operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation and amortization.
The Company uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:
•depreciation and amortization related to real estate;
•gains and losses from the sale of certain real estate assets;
•gains and losses from change in control;
•impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity; and
•similar adjustments for partially owned consolidated real estate entities.
The exclusion in Nareit’s definition of FFO of gains and losses from the sale of real estate assets and impairment write-downs helps to identify the operating results of the long-term assets that form the base of the Company's investments, and assists management and investors in comparing those operating results between periods.
Due to the limitations of the Nareit FFO definition, Centerspace has made certain interpretations in applying this definition. The Company believes that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit’s FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT’s main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business.
While FFO is widely used by Centerspace as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income (loss) or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash flow needs, including the ability to service indebtedness or make distributions to shareholders.
Core Funds from Operations (“Core FFO”), a non-GAAP measure, is FFO as adjusted for non-routine items or items not considered core to business operations. By further adjusting for items that are not considered part of core business operations, the Company believes that Core FFO provides investors with additional information to compare core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income (loss), or any other GAAP measurement of performance, but rather should be considered an additional supplemental measure. Core FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund the Company's cash needs, including its ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized financial measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.
Held For Sale
The Company classifies properties as held for sale when they meet the GAAP criteria, which include: (a) management commits to and initiates a plan to sell the asset; (b) the sale is probable and expected to be completed within one year under terms that are usual and customary for sales of such assets; and (c) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. The Company generally considers these criteria met when the transaction has been approved by its Board of Trustees, there are no known significant contingencies related to the sale, and management believes it is probable that the sale will be completed within one year.

S-20

Net Debt Divided by Adjusted EBITDA
Net debt is the total outstanding debt balance less cash and cash equivalents and net tax deferred proceeds held in restricted cash for exchanges under section 1031(b) of the Internal Revenue Code. Preferred equity is the value of Series D preferred units outstanding. Adjusted EBITDA is annualized for periods less than one year. Net debt and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within this Non-GAAP Financial Measures and Other Terms section.

	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Total debt(1)	$1,021,147	$1,047,846	$1,053,909	$1,177,284	$1,121,292	$1,021,147	$1,121,292
Less: cash and cash equivalents	8,560	7,555	12,833	12,896	12,378	8,560	12,378
Less: 1031 funds in restricted cash	—	—	—	50,941	—	—	—
Net debt	$1,012,587	$1,040,291	$1,041,076	$1,113,447	$1,108,914	$1,012,587	$1,108,914

Adjusted EBITDA(2)	$138,324	$126,504	$139,576	$140,924	$139,756	$132,414	$135,150
Net debt/Adjusted EBITDA	7.32	8.22	7.46	7.90	7.93	7.65	8.21

Preferred Equity	$5,940	$5,940	$5,940	$5,940	$11,310	$5,940	$11,310
Net debt and preferred equity	$1,018,527	$1,046,231	$1,047,016	$1,119,387	$1,120,224	$1,018,527	$1,120,224
Adjusted EBITDA(2)	$138,324	$126,504	$139,576	$140,924	$139,756	$132,414	$135,150
Net debt and preferred equity/Adjusted EBITDA	7.36	8.27	7.50	7.94	8.02	7.69	8.29
(1)Excludes premiums, discounts, and deferred financing costs.
(2)Annualized for periods less than one year.
Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which the Company defines as total real estate revenues less property operating expenses, including real estate taxes. The Company believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that excludes gain (loss) on the sale of real estate and other investments, impairment, depreciation and amortization, financing costs, including interest and other income, losses on extinguishment of debt, and interest expense, property management expenses, casualty losses net of recoveries, loss on litigation settlement, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.
Non-stabilized Community
A non-stabilized community is a development community that is either currently under construction or undergoing lease-up or is a recent acquisition prior to reaching overall occupancy of 90%.
Payout Ratio (Core FFO per Diluted Share and Unit Basis)
Payout ratio (Core FFO per diluted share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per diluted share and unit. This term is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Core FFO definition included within this Non-GAAP Financial Measures and Other Terms section.

	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Common distribution per share and unit	$0.77	$0.77	$0.77	$0.77	$0.77	$1.54	$1.54
Core FFO per common share and unit diluted	1.27	1.12	1.25	1.19	1.28	2.39	2.50
Payout ratio	60.6%	68.8%	61.6%	64.7%	60.2%	64.4%	61.6%

S-21

Recurring Capital Expenditures
Recurring capital expenditures represent expenditures necessary to help preserve the value of and maintain the functionality at communities. Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities such as appliances, mechanical equipment, flooring to roof replacement, paving, siding, and major landscaping.
Repositioned Community
The Company defines a re-positioned community as having significant development and construction activity on existing buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of improved community cash flow and competitive position through extensive unit and amenity upgrades. We categorize a re-positioned community as same-store when the development and construction activity has been completed, and operations have stabilized. This is typically reaching an overall occupancy of 90%. Not all communities undergoing value add are considered a re-positioned community.
Retention Rate
Retention rate is the percentage of leases expiring within the given timeframe that were converted to a term renewal.
Same-Store Controllable Expenses
The Company defines same-store controllable expenses as property operating expenses excluding real estate taxes and insurance. Same-store controllable expenses exclude real estate taxes and insurance, in order to provide a measure of expenses that are within management's control, and is used for the purposes of budgeting, business planning, and performance evaluation. This is a non-GAAP financial measure and should not be considered an alternative to total expenses or total property operating expenses and real estate taxes.
Scheduled Rental Revenue
Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.
Stabilized Community
The Company defines stabilized communities as communities past development lease-up or a recent acquisition reaching an overall occupancy of 90%. A re-positioned community is considered stabilized when substantial redevelopment activities are complete and operations have stabilized. This is typically reaching an overall occupancy of 90% occupancy or is consistent occupancy for 90 days.
Total Debt to Total Market Capitalization
Total debt to total market capitalization, a non-GAAP financial measure, is total debt not adjusted for unamortized deferred financing costs or unamortized debt premiums and discounts from the balance sheet divided by the sum of total debt from the balance sheet, market value of common shares, operating partnership units, and the as converted Series E preferred units, and Series D preferred units outstanding at the end of the period. This non-GAAP financial measure should not be considered a substitute for operating results determined in accordance with GAAP.
Value Add
Value add represents expenditures that are expected to result in increased income generation or decreased expense growth over time to improve a community’s cash flow and competitive position. This includes elective capital expenditures such as full-scale renovations including new amenities, interior unit turn renovations, enhanced clubhouses and common area hallways and certain resource management initiatives including smart home automation as well as environmental and sustainability initiatives for higher rental levels or expense savings in their respective markets.

S-22

Weighted Average Occupancy
Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rental revenue. Scheduled rental revenue represents the value of all apartment homes, with occupied homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes. The Company believes that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy, and the calculation of weighted average occupancy may not be comparable to that disclosed by other REITs and other real estate companies.

S-23